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                                                                   EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of ValueClick, Inc. on Form S-8 of our report dated February 7, 2000, except for Notes 1 and 14, as to which the date is March 29, 2000, on our audits of the consolidated financial statements of ValueClick, Inc. at December 31, 1998 and 1999 and the period from May 1, 1998 through
December 31, 1998 and the year ended December 31, 1999.


PricewaterhouseCoopers LLP

Woodland Hills, California
June 8, 2000